Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER

                                     between

                              KEYSTONE SAVINGS BANK

                                       and

                           FIRST COLONIAL GROUP, INC.

                            dated as of March 5, 2003












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                          AGREEMENT AND PLAN OF MERGER
                                TABLE OF CONTENTS

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
                                                                                                               Page
                                                                                                               ----
ARTICLE I            DEFINITIONS..............................................................................  1

ARTICLE II           THE MERGER...............................................................................  6

         2.1         The Merger...............................................................................  6
         2.2         Effective Time; Closing..................................................................  7
         2.3         Treatment of Capital Stock...............................................................  7
         2.4         Shareholder Rights; Stock Transfers......................................................  8
         2.5         Fractional Shares........................................................................  8
         2.6         Options..................................................................................  8
         2.7         Exchange Procedures......................................................................  9
         2.8         Additional Actions....................................................................... 10


ARTICLE III          REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANY.......................................................................... 11

         3.1         Capital Structure........................................................................ 11
         3.2         Organization, Standing and Authority of the Company...................................... 11
         3.3         Ownership of the Company Subsidiaries.................................................... 11
         3.4         Organization, Standing and Authority of
                       the Company Subsidiaries............................................................... 12
         3.5         Authorized and Effective Agreement....................................................... 12
         3.6         Securities Documents and Regulatory Reports.............................................. 13
         3.7         Financial Statements..................................................................... 14
         3.8         Material Adverse Change.................................................................. 14
         3.9         Environmental Matters.................................................................... 14
         3.10        Tax Matters.............................................................................. 15
         3.11        Legal Proceedings........................................................................ 16
         3.12        Compliance with Laws..................................................................... 16
         3.13        Certain Information...................................................................... 16
         3.14        Employee Benefit Plans................................................................... 17
         3.15        Certain Contracts........................................................................ 18
         3.16        Brokers and Finders...................................................................... 19
         3.17        Insurance................................................................................ 19
         3.18        Properties............................................................................... 19
         3.19        Labor.................................................................................... 19


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         3.20        Affiliates............................................................................... 19
         3.21        Allowance for Loan Losses................................................................ 20
         3.22        Fairness Opinion......................................................................... 20
         3.23        Disclosures.............................................................................. 20

ARTICLE IV           REPRESENTATIONS AND WARRANTIES
                       OF KEYSTONE............................................................................ 20

         4.1         Capital Structure........................................................................ 20


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         4.2         Organization, Standing and Authority of Keystone and the Holding
                       Company ............................................................................... 20
         4.3         Ownership of the Keystone Subsidiaries................................................... 21
         4.4         Organization, Standing and Authority
                       of the Keystone Subsidiaries........................................................... 21
         4.5         Authorized and Effective Agreement....................................................... 21
         4.6         Regulatory Reports....................................................................... 23
         4.7         Financial Statements..................................................................... 23
         4.8         Material Adverse Change.................................................................. 23
         4.9         Environmental Matters.................................................................... 23
         4.10        Tax Matters.............................................................................. 24
         4.11        Legal Proceedings........................................................................ 25
         4.12        Compliance with Laws..................................................................... 25
         4.13        Certain Information...................................................................... 25
         4.14        Employee Benefit Plans................................................................... 26
         4.15        Certain Contracts........................................................................ 27
         4.16        Brokers and Finders...................................................................... 28
         4.17        Insurance................................................................................ 28
         4.18        Properties............................................................................... 28
         4.19        Labor.................................................................................... 28
         4.20        Ownership of Company Common Stock........................................................ 28
         4.21        Allowance for Losses on Loans............................................................ 29
         4.22        Disclosures.............................................................................. 29

ARTICLE V            COVENANTS................................................................................ 29

         5.1         Reasonable Best Efforts.................................................................. 29
         5.2         Shareholder and Depositor Meetings....................................................... 29
         5.3         Regulatory Matters....................................................................... 30
         5.4         Investigation and Confidentiality........................................................ 31
         5.5         Press Releases........................................................................... 32
         5.6         Business of the Parties.................................................................. 32
         5.7         Certain Actions.......................................................................... 34
         5.8         Current Information...................................................................... 36


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         5.9         Indemnification; Insurance............................................................... 36
         5.10        Directors and Executive Officers......................................................... 38
         5.11        Employees and Employee Benefit Plans..................................................... 38
         5.12        Bank Merger.............................................................................. 40
         5.13        Organization of the Holding Company...................................................... 41
         5.14        Shareholder and Depositor Agreements..................................................... 41
         5.15        Integration of Policies.................................................................. 41
         5.16        Disclosure Supplements................................................................... 41
         5.17        Failure to Fulfill Conditions............................................................ 42
         5.18        Section 16 Matters....................................................................... 42

ARTICLE VI           CONDITIONS PRECEDENT..................................................................... 42

         6.1         Conditions Precedent - Keystone and the Company.......................................... 42
         6.2         Conditions Precedent - The Company....................................................... 43
         6.3         Conditions Precedent - Keystone.......................................................... 44


ARTICLE VII          TERMINATION, WAIVER AND AMENDMENT........................................................ 45

         7.1         Termination.............................................................................. 45
         7.2         Effect of Termination.................................................................... 46
         7.3         Survival of Representations, Warranties
                       and Covenants.......................................................................... 46
         7.4         Waiver................................................................................... 47
         7.5         Amendment or Supplement.................................................................. 47

ARTICLE VIII MISCELLANEOUS.................................................................................... 47

         8.1         Expenses; Termination Fees............................................................... 47
         8.2         Entire Agreement......................................................................... 48
         8.3         No Assignment............................................................................ 49
         8.4         Notices.................................................................................. 49
         8.5         Alternative Structure.................................................................... 50
         8.6         Interpretation........................................................................... 50
         8.7         Counterparts............................................................................. 50
         8.8         Governing Law............................................................................ 50

Appendix A           Form of Shareholder Agreement
Appendix B           Form of Depositor Agreement
Appendix C           Articles of Incorporation of KNBT Bancorp, Inc.
Appendix D           Bylaws of KNBT Bancorp, Inc.
Appendix E           Form of Employment Agreement with Scott V. Fainor
Appendix F           Form of Employment Agreement with Eugene  T. Sobol




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Appendix G           Form of Accession to Agreement
Appendix H           Form of Affiliate's Letter


                          AGREEMENT AND PLAN OF MERGER


     Agreement and Plan of Merger (the "Agreement"), dated as of March 5, 2003, between Keystone Savings Bank ("Keystone"), a Pennsylvania-chartered mutual savings bank, and First Colonial Group, Inc. (the "Company"), a Pennsylvania corporation.

                              W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Keystone and the Company have determined to consummate the business combination transactions provided for herein, subject to the terms and conditions set forth herein;

     WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

     WHEREAS, as an inducement to Keystone to enter into this Agreement and simultaneously with the execution of this Agreement, each director of the Company and the Bank is entering into an agreement (the "Shareholder Agreement"), in the form of Appendix A hereto pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement; and

     WHEREAS, as an inducement to the Company to enter into this Agreement and simultaneously with the execution of this Agreement, each Trustee of Keystone is entering into an agreement (the "Depositor Agreement"), in the form of Appendix B hereto, pursuant to which they have agreed to vote, to the extent they are depositors of Keystone eligible to vote on the Plan of Conversion, in favor of the Plan of Conversion.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

     "Acquisition Proposal" means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder) involving the Company or any of its Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of its consolidated assets in a single transaction or series of transactions;
(iii) any
tender offer or exchange offer for 20% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     "Acquisition Transaction" means any of the following (other than the transaction contemplated hereunder) involving the Company or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith.

     "Application for Conversion" shall mean the application submitted by Keystone to the FDIC and the Department pursuant to the regulations of the FDIC and the Banking Law and the regulations, if any, promulgated thereunder in connection with the Conversion, as amended and supplemented.

     "Bank" shall mean Nazareth National Bank and Trust Company, a national bank and a wholly owned subsidiary of the Company.

     "Banking Law" shall mean the Pennsylvania Banking Code of 1965, as amended.

     "Bank Merger" shall have the meaning set forth in Section 5.12 hereof.

     "Bank Merger Agreement" shall have the meaning set forth in Section 5.12 hereof.

     "BCL" shall mean the Business Corporation Law of the Commonwealth of Pennsylvania, as amended.

     "BIF" shall mean the Bank Insurance Fund administered by the FDIC or any successor thereto.

     "Certificate of Merger" shall have the meaning set forth in Section 2.2 hereof.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.

     "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company Affiliate" shall mean any person who is deemed, for purposes of Rule 145 under the Securities Act, to be an "affiliate" of the Company.

     "Company Common Stock" shall mean the common stock, par value $5.00 per share, of the Company.

     "Company Employee Plans" shall have the meaning set forth in Section 3.14(a) hereof.

     "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of December 31, 2001 and 2000 and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended December 31, 2001, 2000 and 1999 as filed by the Company in its Securities Documents, and
(ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of income, changes in shareholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the periods ended subsequent to December 31, 2001.

     "Company Options" shall mean options to purchase shares of Company Common Stock granted pursuant to the Company Option Plans.

     "Company Option Plan" shall mean each of the following stock option plans of the Company, as amended and as in effect as of the date hereof: the First Colonial Group, Inc. Stock Option Plan, the 1994 Stock Option Plan for Non-Employee Directors, the 1996 Stock Option Plan and the 2001 Stock Option Plan (collectively, the "Company Option Plans").

     "Company Preferred Stock" shall mean the shares of preferred stock, par value $5.00 per share, of the Company.

     "Conversion" shall mean (i) the amendment of Keystone's Articles of Incorporation to authorize the issuance of capital stock and otherwise to conform to the requirements of a stock savings bank chartered under the laws of the Commonwealth of Pennsylvania, (ii) the issuance of Holding Company Common Stock to eligible depositors of Keystone and others in connection therewith and
(iii) the purchase by the Holding Company of all of the capital stock of Keystone to be sold by Keystone in connection with its conversion from mutual to stock form.

     "Department" means the Pennsylvania Department of Banking.

     "DOJ" shall mean the United States Department of Justice.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Merger.

     "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (ii) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP" shall mean the Bank's Employee Stock Ownership Plan and Trust.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" shall have the meaning set forth in Section 2.3 hereof.

     "FDIA" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     "FHLB" shall mean Federal Home Loan Bank.

     "Final Purchase Price" shall mean the price per share at which Holding Company Common Stock is ultimately sold by the Holding Company to eligible depositors of Keystone and others in connection with the Conversion.

     "FRB" shall mean the Board of Governors of the Federal Reserve System.

     "Form S-1" shall mean the registration statement on Form S-1 (or on any successor or other appropriate form) to be filed by the Holding Company in connection with the issuance of shares of Holding Company Common Stock in connection with the Merger and the Conversion, as amended and supplemented.

     "Governmental Entity" shall mean any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

     "Holding Company" shall mean KNBT Bancorp, Inc., a business corporation which shall be organized by Keystone under the BCL for the purposes of becoming the holding company of Keystone upon consummation of the Conversion and acquiring the Company pursuant to the terms of this Agreement.

     "Holding Company Common Stock" shall mean the common stock, par value $.01 per share, of the Holding Company.

     "Holding Company Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Holding Company.

     "Keystone Employee Plans" shall have the meaning set forth in Section 4.14(a) hereof.

     "Keystone Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of Keystone as of December 31, 2001 and 2000 and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Keystone for each of the three years ended December 31, 2001, 2000 and 1999, and
(ii) the consolidated statements of condition of Keystone (including related notes and schedules, if any) and the consolidated statements of income, retained income and cash flows (including related notes and schedules, if any) of Keystone with respect to the periods ended subsequent to December 31, 2001.

     "Material Adverse Effect" shall mean, (i) with respect to the Company, any effect that is material and adverse to the financial condition, results of operations or business of the Company and its Subsidiaries taken as whole, (ii) with respect to Keystone, any effect that is material and adverse to the financial condition, results of operations, or business of Keystone and its Subsidiaries taken as a whole, or (iii) materially impairs the ability of either the Company or the Bank, on the one hand, or the Holding Company or Keystone, on the other hand, to consummate the Merger or any of the other transactions contemplated by this Agreement, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (b) changes in generally accepted accounting principles or regulatory accounting requirements that are generally applicable to the banking or savings industries,
(c) expenses incurred in connection with the transactions contemplated hereby,
(d) actions or omissions of a party (or any of its Subsidiaries) taken with the prior written consent of the other party or parties in contemplation of the transactions contemplated hereby or (e) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates.

     "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

     "Merger" shall have the meaning set forth in Section 2.1(a) hereof.

     "Merger Consideration" shall have the meaning set forth in Section 2.3(iii) hereof.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "OCC" shall mean the Office of the Comptroller of the Currency of the U.S. Department of the Treasury or any successor thereto.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Party" shall mean either Keystone or the Company, whichever is applicable.

     "Person" shall mean any individual, bank, corporation, partnership, association, joint stock company, business trust, limited liability company or unincorporated organization.

     "Plan of Conversion" shall mean the written plan adopted by the Board of Trustees of Keystone pursuant to which the Conversion will be effected.

     "Previously Disclosed" shall mean disclosed (i) in a disclosure schedule dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) a supplement to the disclosure schedule dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.16 hereof.

     "Prospectus" shall mean the prospectus to be delivered to (i) shareholders of the Company in connection with the offering of Holding Company Common Stock in connection with the Merger pursuant to this Agreement and (ii) eligible depositors of Keystone and others in connection with the offering of Holding Company Common Stock in connection with the Conversion, as amended and supplemented.

     "Proxy Statements" shall mean the proxy statements to be delivered to (i) shareholders of the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby and (ii) depositors of Keystone in connection with the solicitation of their approval of the Conversion and the transactions contemplated thereby, as amended and supplemented.

     "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

     "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Subsidiary" and "Significant Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Commission.

     "Surviving Bank" shall have the meaning set forth in section 5.12 hereof.

     Other terms used herein are defined in the preamble and elsewhere in this Agreement.

                                   ARTICLE II
                                   THE MERGER

2.1      The Merger
         ----------

     (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Holding Company (the "Merger") in accordance with the provisions of
Section 1921 et. seq. of the BCL. The Holding Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania. The name of the Surviving Corporation shall be "KNBT Bancorp, Inc." as stated in the Articles of Incorporation of the Holding Company immediately prior to the Effective Time. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

     (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1929 of the BCL.

     (c) The Articles of Incorporation and Bylaws of the Holding Company in the forms attached hereto as Appendices C and D hereto, respectively, as in effect as of the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

    (d) The authorized capital stock of the Surviving Corporation shall be as stated in the Articles of Incorporation of the Holding Company immediately prior to the Effective Time.

     (e) The directors and officers of the Holding Company immediately prior to the Effective Time, together with the directors and officers elected pursuant to
Section 5.10 hereof, shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation as well as the provisions hereof.

2.2      Effective Time; Closing
         -----------------------

     The Merger shall become effective upon the occurrence of the filing of articles of merger with the Secretary of State of the Commonwealth of Pennsylvania (the "Articles of Merger"), unless a later date and time is specified as the effective time in such Articles of Merger (the "Effective Time"). The Effective Time will occur simultaneously with, or immediately after, the consummation of the Conversion. A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article VI of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at such place and at such time as the parties may mutually agree upon. At the Closing, there shall be delivered to Keystone and the Holding Company, on the one hand, and the Company, on the other hand, the opinions, certificates and other documents required to be delivered under Article VI hereof.

2.3      Treatment of Capital Stock
         --------------------------

     Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any shareholder:

          (i) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time (consisting of shares issued or to be issued by the Holding Company in connection with the Conversion or contributed to the charitable foundation to be established by Keystone in connection with the Conversion) shall be unchanged and shall remain issued and outstanding;

          (ii) each share of Company Common Stock owned by the Company (including treasury shares) or the Holding Company or any of their respective Subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be cancelled and retired and shall not represent capital stock of the Holding Company and shall not be exchanged for shares of Holding Company Common Stock, or other consideration; and

          (iii) each share of Company Common Stock which under the terms of
     Section 2.7 hereof is to be converted into the right to receive shares of Holding Company Common Stock shall, subject to Section 2.5 hereof, be converted into and become the right to receive a number of shares of Holding Company Common Stock equal to the quotient (calculated to the nearest one-thousandth) determined by dividing $37.00 by the Final Purchase Price (or 3.7 shares assuming an Final Purchase Price of $10.00 per share) (the "Merger Consideration" or the "Exchange Ratio").

2.4      Shareholder Rights; Stock Transfers
         -----------------------------------

     At the Effective Time, holders of Company Common Stock shall cease to be and shall have no rights as shareholders of the Company, other than to receive the consideration provided under Sections 2.3 and 2.5 hereof. After the Effective Time, there shall be no transfers on the stock transfers books of the Company or the Surviving Corporation of shares of Company Common Stock and if certificates evidencing such shares are presented for transfer after the Effective Time, they shall be cancelled against delivery of certificates for whole shares of Holding Company Common Stock (plus cash in lieu of any fractional share interest) as herein provided.


2.5      Fractional Shares
         -----------------

     Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Company Common Stock. In lieu thereof, each holder of shares of Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash (without interest) equal to the amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Final Purchase Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of fractional shares.

2.6      Options
         -------

     (a) At the Effective Time, each Company Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into a right to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each Company Option, in accordance with the terms of the applicable Company Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) the Holding Company and either its Board of Directors or a committee consisting solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act, shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Option Plan, (ii) the number of shares of Holding Company Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded up or down, as the case may be, to the nearest whole share, and (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (ii) and (iii) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by
Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. The Holding Company and the Company shall take all necessary steps to effect the foregoing provisions of this Section 2.6(a).

     (b) As soon as practicable after the Effective Time, the Holding Company shall deliver to each participant in each Company Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Company Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 2.6(a) hereof after giving effect to the Merger. Within 30 days after the Effective Time, the Holding Company shall file a registration statement on Form S-8 (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such Company Options and shall maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

2.7      Exchange Procedures
         -------------------

     (a) The Holding Company shall designate an exchange agent, reasonably acceptable to the Company, to act as agent (the "Exchange Agent") for purposes of conducting the exchange procedure as described herein. No later than seven business days following the Effective Time, the Holding Company shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock in exchange for the consideration set forth in Section 2.3 hereof deliverable in respect thereof pursuant to this Agreement.

     (b) At the Effective Time, the Holding Company shall issue to the Exchange Agent the number of shares of Holding Company Common Stock issuable in the Merger, which shall be held by the Exchange Agent in trust for the holders of Company Common Stock, as well as an amount of cash sufficient to fund any amounts to be distributed pursuant to Section 2.5 hereof. The Exchange Agent shall promptly distribute Holding Company Common Stock (and cash in lieu of fractional shares pursuant to Section 2.5 hereof) as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Holding Company Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

     (c) Each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Holding Company Common Stock into which the aggregate number of shares of company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and any other distribution theretofore paid with respect to Holding Company Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Holding Company Common Stock into which the aggregate number of shares of Company Common Stock previously represented by such certificate shall have been converted pursuant to the terms of this Agreement. After the Effective Time, there shall be no further transfer on the records of the Company of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Holding Company Common Stock and cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Holding Company Common Stock under this Section 2.7 until such person surrenders the certificate or certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.

     (d) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this Section 2.7, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Holding Company. If any certificates evidencing shares of Holding Company Common Stock are to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Any portion of the shares of Holding Company Common Stock delivered to the Exchange Agent by the Holding Company pursuant to Section 2.7(b) that remains unclaimed by the shareholders of Company for six months after the Effective Time shall be delivered by the Exchange Agent to the Holding Company. Any shareholders of the Company who have not theretofore complied with Section 2.7(c) shall thereafter look only to the Holding Company for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Holding Company Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Holding Company (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of Company Common Stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Holding Company and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, the Holding Company and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.8      Additional Actions
         ------------------

     If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Keystone as follows, except as Previously Disclosed:

3.1      Capital Structure
         -----------------

     The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 500,000 shares of Company Preferred Stock. As of the date hereof, 2,224,239 shares of Company Common Stock are issued and outstanding, no shares of Company Common Stock are held in treasury, and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for Company Options to acquire not more than 304,600 shares of Company Common Stock as of the date hereof and grants of restricted shares of Company Common Stock covering 8,400 shares, a schedule of each of which has been Previously Disclosed, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2      Organization, Standing and Authority of the Company
         ---------------------------------------------------

     The Company is a corporation duly organized and, validly existing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the FRB thereunder. The Company has heretofore delivered to Keystone true and complete copies of the Articles of Incorporation and Bylaws of the Company as in effect as of the date hereof.

3.3      Ownership of the Company Subsidiaries
         -------------------------------------

     The Company has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary and identified the Bank as its only Significant Subsidiary. Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, savings bank, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Company Subsidiaries and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

3.4      Organization, Standing and Authority of the Company Subsidiaries
         ----------------------------------------------------------------

     Each of the Company Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on the Company. The deposit accounts of the Bank are insured by the BIF to the maximum extent permitted by the FDIA and the Bank has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. The Company has heretofore delivered or made available to Keystone true and complete copies of the Articles of Association and Bylaws of the Bank as in effect as of the date hereof.

3.5      Authorized and Effective Agreement
         ----------------------------------

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Keystone, constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or a Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or a Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or a Company Subsidiary.

     (c) To the best knowledge of the Company, except for (i) the filing of applications with and the approvals of the FDIC, FRB and the Department, (ii) the filing and effectiveness of the Form S-1 and the Proxy Statement relating to the meeting of shareholders of the Company to be held pursuant to Section 5.2 hereof with the Commission, (iii) the approval of this Agreement by the requisite vote of the shareholders of the Company, (iv) the filing of the Articles of Merger with the Secretary of Commonwealth of Pennsylvania pursuant to the BCL in connection with the Merger and, (v) the filing of Articles of Merger with the Department and a notice with the OCC in connection with the Bank Merger, (vi) review of the Merger by the DOJ under federal antitrust laws, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or the Bank in connection with (x) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (y) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation of the transactions contemplated thereby.

     (d) As of the date hereof, neither the Company nor the Bank is aware of any reasons relating to the Company or the Bank (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Keystone after the Effective Time of the business of the Company and the Bank, respectively, as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of the Company could have a Material Adverse Effect on the Company or the Bank or materially impair the value of the Company and the Bank to the Holding Company and Keystone, respectively.

3.6      Securities Documents and Regulatory Reports
         -------------------------------------------

     (a) Since January 1, 2000, the Company has timely filed with the Commission and the NASD all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) Since January 1, 2000, each of the Company and the Bank has duly filed with the OCC and any other applicable federal or state banking authority, as the case may be, the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of the Company and the Bank by the OCC, neither the Company nor the Bank was required to correct or change any action, procedure or proceeding which the Company or the Bank believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on the Company.

3.7      Financial Statements
         --------------------

     (a) The Company has previously delivered or made available to Keystone accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of December 31, 2001 and 2000 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 2001, 2000 and 1999, are accompanied by the audit reports of Grant Thornton LLP, independent certified public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated income, changes in stockholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

     (c) Except as Previously Disclosed or to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of December 31, 2001 (including related notes), (ii) of liabilities incurred since December 31, 2001 in the ordinary course of business and (iii) of liabilities incurred in connection with consummation of the transactions contemplated by this Agreement, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8      Material Adverse Change
         -----------------------

     Since September 30, 2002, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on the Company.

3.9      Environmental Matters
         ---------------------

     (a) To the best of the Company's knowledge, the Company and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary has received any communication alleging that the Company or a Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or a Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on the Company.

     (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or a Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or a Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the Company.

     (d) The Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Company Subsidiary as of the date hereof.

3.10     Tax Matters
         -----------

     (a) The Company and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor a Company Subsidiary will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and its Subsidiaries are complete and accurate in all material respects. Neither the Company nor any Company Subsidiary is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of the Company and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or a Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or a Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

     (c) Neither the Company nor any Company Subsidiary (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or a Company Subsidiary (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.11     Legal Proceedings
         -----------------

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or a Company Subsidiary or against any asset, interest or right of the Company or a Company Subsidiary, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a Material Adverse Effect on the Company. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on the Company.

3.12     Compliance with Laws
         --------------------

     (a) Each of the Company and the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on the Company; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

     (b) Neither the Company nor any Company Subsidiary is in violation of its respective Articles of Incorporation, Articles of Association or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on the Company; and neither the Company nor any Company Subsidiary has received any notice or communication from any federal, state or local governmental authority asserting that the Company or any Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor a Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to national banks or holding companies thereof issued by governmental authorities), and neither of them has received any written communication requesting that it enter into any of the foregoing.

3.13     Certain Information
         -------------------

     None of the information relating to the Company and its Subsidiaries supplied or to be supplied by them for inclusion in (i) the Form S-1, including the Prospectus, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is not objected to by the FDIC under the regulations thereof and approved by the Department under the Banking Law and the regulations, if any, promulgated thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company and depositors of Keystone and up to and including the date or dates of the meetings of shareholders and depositors to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

3.14     Employee Benefit Plans
         ----------------------

     (a) The Company has Previously Disclosed all stock option, restricted stock, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), whether written or oral, and the Company has previously furnished or made available to Keystone accurate and complete copies of the same together with, in the case of qualified plans, (i) the most recent actuarial and financial reports prepared with respect thereto, (ii) the most recent annual reports filed with any governmental agency with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

     (b) None of the Company, any Company Subsidiary, any Company Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Company Pension Plan") or, to the best of the Company's knowledge, any fiduciary of such Company Pension Plan, has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such Company Pension Plan. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any Company Pension Plan.

     (c) Except as Previously Disclosed, neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Pension Plan which is intended to qualify under Section 401 of the Code to the effect that such Company Pension Plan is qualified under Section 401 of the Code, and the trust associated with such Company Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked, and the Company does not know of any ground on which such revocation may be based. Neither the Company nor any Company Subsidiary has any liability under any such Company Pension Plan that is not reflected on the consolidated statement of financial condition of the Company at December 31, 2001 or the notes thereto included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of the Company's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on the Company.

     (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

     (g) To the best of the Company's knowledge, the Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.15     Certain Contracts
         -----------------

     (a) Neither the Company nor a Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or a Company Subsidiary (other than in the case of the Bank deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by the Company or a Company Subsidiary of any obligation, other than by the Bank in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or a Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or a Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which the Company or a Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or a Company Subsidiary; (v) any agreement, arrangement or understanding to which the Company or a Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or a Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Department, the FDIC, the FRB, the OCC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

     (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on the Company, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.16     Brokers and Finders
         -------------------

     Except for The Kafafian Group, Inc., neither the Company nor any Company Subsidiary nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.17     Insurance
         ---------

     Each of the Company and its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

3.18     Properties
         ----------

     All real and personal property owned by the Company or its Subsidiaries or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and its Subsidiaries in the ordinary course of business consistent with their past practices. The Company has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of condition of the Company as of September 30, 2002 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.19     Labor
         -----

     No work stoppage involving the Company or a Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor a Company Subsidiary is involved in or affected by, or, to the best knowledge of the Company, threatened with any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or a Company Subsidiary which could have a Material Adverse Effect on the Company. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any of the Company Subsidiaries during the past five years.

3.20     Affiliates
         ----------

     The Company has Previously Disclosed to Keystone a schedule of each person that, to the best of its knowledge, is deemed to be a Company Affiliate.

3.21     Allowance for Loan Losses
         -------------------------

     The allowance for possible loan losses reflected on the Company's consolidated statements of financial condition included in the September 30, 2002 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, in the opinion of the Company's management, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The other real estate owned reflected on the consolidated statements of financial condition included in the September 30, 2002 Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

3.22     Fairness Opinion
         ----------------

     The Company has received the opinion from The Kafafian Group, Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of the Company pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

3.23     Disclosures
         -----------

     None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to Keystone in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF KEYSTONE

     Keystone represents and warrants to the Company as follows, except as Previously Disclosed:

4.1      Capital Structure
         -----------------

     As of the date hereof, Keystone is a Pennsylvania-chartered savings bank in mutual form and, as a result, has no authorized or outstanding capital stock. Upon consummation of the Conversion, Keystone will be a duly organized Pennsylvania-chartered savings bank in stock form and will have authorized capital stock as set forth in its Articles of Incorporation.

4.2     Organization, Standing and Authority of Keystone and the Holding Company
        ------------------------------------------------------------------------

     (a) Keystone is a savings bank duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and Keystone is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Keystone. The deposit accounts of Keystone are insured by the SAIF to the maximum extent permitted by the FDIA, and Keystone has paid all deposit insurance premiums and assessments required by the FDIA and the regulations thereunder. Keystone has heretofore delivered to the Company true and complete copies of the Articles of Incorporation and Bylaws of Keystone as in effect as of the date hereof.

     (b) At the Effective Time, the Holding Company will be duly organized, and validly existing under the BCL.

4.3      Ownership of the Keystone Subsidiaries
         --------------------------------------

     Keystone has Previously Disclosed the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Keystone Subsidiary. Except for (x) capital stock of the Keystone Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted and (z) securities and other interests which are Previously Disclosed, Keystone does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, savings bank, partnership, joint venture or other organization, other than investment securities representing not more than 5% of any entity. The outstanding shares of capital stock or other ownership interests of each Keystone Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are directly owned by Keystone free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever.

4.4      Organization, Standing and Authority of the Keystone Subsidiaries
         -----------------------------------------------------------------

     Each of the Keystone Subsidiaries is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of the Keystone Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Keystone.

4.5      Authorized and Effective Agreement
         ----------------------------------

     (a) Keystone has, and following its organization the Holding Company will have, all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Conversion by the depositors of Keystone) to perform all of its respective obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Keystone, except for the approval of the Conversion by the depositors of Keystone, and promptly following organization of the Holding Company and its execution and delivery of an instrument of accession pursuant to
Section 5.13 of this Agreement, the execution and delivery of this Agreement by the Holding Company and the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Holding Company. This Agreement has been duly and validly executed and delivered by Keystone and upon its execution and delivery of an instrument of accession pursuant to Section 5.13 of this Agreement, this Agreement will have been duly and validly executed and delivered by the Holding Company and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes or will constitute, as applicable, a legal, valid and binding obligation of Keystone and the Holding Company which is enforceable against Keystone and the Holding Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger) nor compliance by Keystone or upon its organization the Holding Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation, Bylaws or similar organizational documents of Keystone, any Keystone Subsidiary or upon its organization the Holding Company, except that Keystone will not be authorized to issue capital stock until consummation of the Conversion, (ii) violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of Keystone, any Keystone Subsidiary or upon its organization the Holding Company pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Keystone, any Keystone Subsidiary or upon its organization the Holding Company is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and depositor approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Keystone, any Keystone Subsidiary or upon its organization the Holding Company.

     (c) To the best knowledge of Keystone, except for (i) the filing of applications and notices with and the approvals of the Department, the FDIC and the FRB, (ii) the filing and effectiveness of the Form S-1 with the Commission,
(iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Holding Company Common Stock in connection with the Merger and the Conversion, (iv) the approval of the Conversion by the requisite vote of the depositors of Keystone, (v) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania pursuant to the BCL in connection with the Merger, (vi) review of the Merger by the DOJ under federal antitrust laws and (vii) the filing of Articles of Merger with the Department and notice with the OCC in connection with the Bank Merger, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of Keystone or the Holding Company in connection with the (x) execution and delivery by Keystone of this Agreement, the execution and delivery by the Holding Company of an instrument of accession to this Agreement pursuant to
Section 5.13 hereof and the consummation by Keystone and the Holding Company of the transactions contemplated hereby and (y) the execution and delivery by Keystone of the Bank Merger Agreement and the consummation by Keystone of the transactions contemplated thereby.

     (d) As of the date hereof, Keystone is not aware of any reasons relating to Keystone (including without limitation Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement and the Bank Merger Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Holding Company and Keystone after the Effective Time of the business of each of the Company and the Bank as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which in the reasonable opinion of Keystone could have a Material Adverse Effect on the Holding Company or Keystone or materially impair the value of the Company and the Bank to the Holding Company and Keystone, respectively.

4.6      Regulatory Reports
         ------------------

     Since January 1, 2000, Keystone has duly filed with the FDIC and the Department the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations. In connection with the most recent examinations of Keystone by the FDIC and the Department, Keystone was not required to correct or change any action, procedure or proceeding which Keystone believes has not been corrected or changed as required as of the date hereof and which could have a Material Adverse Effect on Keystone.

4.7      Financial Statements
         --------------------

     (a) Keystone has previously delivered or made available to the Company accurate and complete copies of the Keystone Financial Statements, which are accompanied by the audit reports of Grant Thornton LLP, independent certified public accountants with respect to Keystone. The Keystone Financial Statements, as well as the Keystone Financial Statements to be delivered pursuant to Section
5.8 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Keystone as of the respective dates set forth therein, and the consolidated income, changes in retained income and cash flows of Keystone for the respective periods or as of the respective dates set forth therein.

     (b) Each of the Keystone Financial Statements and the Keystone Financial Statements to be delivered pursuant to Section 5.8 hereof has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of Keystone and the Keystone Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of Keystone and the Keystone Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Keystone and the Keystone Subsidiaries.

     (c) Except as Previously Disclosed or to the extent (i) reflected, disclosed or provided for in the consolidated statement of condition of Keystone as of December 31, 2001 (including related notes), (ii) of liabilities incurred since December 31, 2001 in the ordinary course of business and (iii) of liabilities in connection with consummation of the transactions contemplated by this Agreement, neither Keystone nor any Keystone Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of Keystone on a consolidated basis.

4.8      Material Adverse Change
         -----------------------

     Since September 30, 2002, (i) Keystone and its Subsidiaries have conducted their respective businesses in the ordinary and usual course (excluding the incurrence of expenses in connection with the Conversion and with this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Keystone.

4.9      Environmental Matters
         ---------------------

     (a) To the best of Keystone's knowledge, Keystone and its Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on Keystone. Neither Keystone nor any of its Subsidiaries have received any communication alleging that Keystone or any of is Subsidiaries is not in such compliance and, to the best knowledge of Keystone, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the best of Keystone's knowledge, none of the properties owned, leased or operated by Keystone or any of its Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a Material Adverse Effect on Keystone.

     (c) To the best of Keystone's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against Keystone or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Keystone and its Keystone Subsidiaries has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on Keystone.

     (d) Keystone has not conducted any environmental studies during the past five years with respect to any properties owned by it or a Keystone Subsidiary as of the date hereof.

4.10     Tax Matters
         -----------

     (a) Keystone and its Subsidiaries have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all material taxes for any subsequent periods ending on or prior to the Effective Time. Neither Keystone nor any of its Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

     (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by Keystone and its Subsidiaries are complete and accurate in all material respects. Neither Keystone nor any of its Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge or has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. The federal, state and local income tax returns of Keystone and its Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against Keystone or any of its Subsidiaries as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to Keystone or any of its Subsidiaries to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of Keystone's knowledge, threatened.

     (c) Neither Keystone nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by Keystone or any of its Subsidiaries (nor does Keystone have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.11     Legal Proceedings
         -----------------

     There are no actions, suits, claims, governmental investigations or proceedings instituted, pending or to the best knowledge of Keystone threatened against Keystone or any of its Subsidiaries or against any asset, interest or right of Keystone or any of its Subsidiaries, or against any officer, director or employee of them that in any such case, if decided adversely, would have a Material Adverse Effect on Keystone. Neither Keystone nor any Keystone Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a Material Adverse Effect on Keystone.

4.12     Compliance with Laws
         --------------------

     (a) Keystone and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit them to carry on their business as it is presently being conducted and the absence of which could reasonably be expected to have a Material Adverse Effect on Keystone; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Keystone, no suspension or cancellation of any of the same is threatened.

     (b) Neither Keystone nor any of its Subsidiaries is in violation of its Articles of Incorporation or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body

(including, without limitation, all banking (including all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a Material Adverse Effect on Keystone; and neither Keystone nor any of its Subsidiaries has received any notice or communication from any federal, state or local governmental authority asserting that Keystone or any of its Subsidiaries is in violation of any of the foregoing which could reasonably be expected to have a Material Adverse Effect on Keystone. Neither Keystone nor any of its Subsidiaries is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings banks, savings associations or holding companies thereof, as applicable, issued by governmental authorities), and neither Keystone nor any of its Subsidiaries have received any written communication requesting that it enter into any of the foregoing.

4.13     Certain Information
         -------------------

     None of the information relating to Keystone or the Holding Company supplied by them and to be included in (i) the Form S-1, including the Prospectus, will, at the time the Form S-1 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Application for Conversion, at the time the Application for Conversion and any amendment thereto is not objected to by the FDIC under the regulations thereof and approved by the Department under the Banking Law and the regulations, if any, promulgated thereunder, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Proxy Statements, as of the date or dates such Proxy Statements are mailed to shareholders of the Company and depositors of Keystone and up to and including the date or dates of the meetings of shareholders and depositors to which such Proxy Statements relate, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

4.14     Employee Benefit Plans
         ----------------------

     (a) Keystone has Previously Disclosed all qualified pension or profit-sharing plans, any deferred compensation, consultant, bonus or group insurance contract or any other incentive, health and welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Keystone or any of its Subsidiaries(the "Keystone Employee Plans"), whether written or oral.

     (b) None of Keystone, any of its Subsidiaries, any Keystone Employee Plan constituting an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Keystone Pension Plan") or to the best of Keystone's knowledge, any fiduciary of a Keystone Pension Plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any such Keystone Pension Plan. To the best of Keystone's knowledge, no reportable event under
Section 4043(b) of ERISA has occurred with respect to any Keystone Pension Plan.

     (c) Except as Previously Disclosed, neither Keystone nor any of its Subsidiaries participate in and have not incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

     (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Keystone Pension Plan which is intended to qualify under Section 401 of the Code to the effect that the Keystone Pension Plan is qualified under Section 401 of the Code and the trust associated with such Keystone Pension Plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of Keystone's knowledge, is threatened to be revoked and Keystone does not know of any ground on which such revocation may be based. Neither Keystone nor any of its Subsidiaries have any liability under any such Keystone Pension Plan that is not reflected on the statement of condition of Keystone at December 31, 2001 or the notes thereto included in the Keystone Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

     (e) To the best of Keystone's knowledge, no prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a Material Adverse Effect on Keystone.

     (f) Except as Previously Disclosed, full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Keystone Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Keystone Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Keystone Pension Plan. Keystone has not incurred and does not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle of Title IV of ERISA.

     (g) To the best of Keystone's knowledge, the Keystone Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the

Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

     (h) There are no pending or, to the best knowledge of Keystone, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Keystone Employee Plans or any trust related thereto or any fiduciary thereof.

4.15     Certain Contracts
         -----------------

     (a) Neither Keystone nor a Keystone Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by Keystone or a Keystone Subsidiary (other than in the case of Keystone deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business) or the guarantee by Keystone or a Keystone Subsidiary of any obligation, other than by Keystone in the ordinary course of its banking business, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of Keystone or a Keystone Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Keystone or a Keystone Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events); (iv) any agreement, arrangement or understanding pursuant to which Keystone or a Keystone Subsidiary is obligated to indemnify any director, officer, employee or agent of Keystone or a Keystone Subsidiary; (v) any agreement, arrangement or understanding to which Keystone or a Keystone Subsidiary is a party or by which any of the same is bound which limits the freedom of Keystone or a Keystone Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the Department, the FDIC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Annual Report on Form 10-K under the Exchange Act (assuming Keystone was required to file such reports under the Exchange Act).

     (b) Neither Keystone nor any of its Subsidiaries is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a Material Adverse Effect on Keystone, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.16     Brokers and Finders
         -------------------

     Except Sandler O'Neill & Partners, L.P., none of Keystone, any of its Subsidiaries, the Holding Company, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.17     Insurance
         ---------

     Keystone and each of its Subsidiaries is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations.

4.18     Properties
         ----------

     All real and personal property owned by Keystone or any of its Subsidiaries or presently used by them in their business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on their respective business in the ordinary course of business consistent with its past practices. Keystone has good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of its material properties and assets, real and personal, except (i) liens for current taxes not yet due or payable
(ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and
(iv) as reflected on the statement of condition of Keystone as of September 30, 2002 included in the Keystone Financial Statements. All real and personal property which is material to Keystone's business on a consolidated basis and leased or licensed by Keystone or any of its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

4.19     Labor
         -----

     No work stoppage involving Keystone or any of its Subsidiaries is pending or, to the best knowledge of Keystone, threatened. Neither Keystone nor any of its Subsidiaries is involved in or to the best knowledge of Keystone threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of Keystone or any of its Subsidiaries which could have a Material Adverse Effect on Keystone. Employees of Keystone and its Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of Keystone's knowledge, there have been no efforts to unionize or organize any employees of Keystone or any of its Subsidiaries during the past five years.

4.20     Ownership of Company Common Stock
         ---------------------------------

     As of the date hereof, neither Keystone nor, to its best knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act),
(i) beneficially own, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Common Stock which in the aggregate represent 5% or more of the outstanding shares of Company Common Stock (other than shares held in a fiduciary capacity and beneficially owned by third parties or shares taken in consideration of debts previously contracted).

4.21     Allowance for Losses on Loans
         -----------------------------

     The allowance for losses on loans reflected on Keystone's consolidated statements of condition included in the September 30, 2002 Keystone Financial Statements is, or will be in the case of subsequently delivered Keystone Financial Statements, as the case may be, in the opinion of Keystone's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries. The other real estate owned reflected on the consolidated statements of condition included in the September 30, 2002 Keystone Financial Statements is, or will be in the case of subsequently delivered Keystone Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

4.22     Disclosures
         -----------

     None of the representations and warranties of Keystone or any of the written information or documents furnished or to be furnished by Keystone to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts
         -----------------------

     Subject to the terms and conditions of this Agreement, each of the Company and Keystone (i) shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable consummation of the Conversion and the Merger as promptly as reasonably practicable, it being the intention of the parties that the Conversion be consummated prior to the Effective Time and that the Bank Merger be consummated immediately following the Effective Time in accordance with
Section 5.12 hereof, and (ii) shall cooperate fully with each other to that end.

5.2      Shareholder and Depositor Meetings
         ----------------------------------

     (a) The Company agrees to take, in accordance with applicable law and the Company's Articles and Incorporation and Bylaws, all action necessary to convene as soon as reasonably practicable an annual or a special meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the transactions contemplated hereby (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Keystone, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting except, if the Company Meeting is an annual meeting, the election of directors. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that
Section 5.7 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

     (b) Keystone shall take all action necessary to properly call and convene a meeting of its depositors as soon as practicable to consider and vote upon the Conversion and the transactions contemplated thereby after receipt of all necessary approvals or non-objections of Governmental Entities. The Board of Directors of Keystone will recommend that the depositors of Keystone approve the Conversion and the transactions contemplated thereby.

5.3      Regulatory Matters
         ------------------

     (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-1, the Prospectus and the Proxy Statements relating to the meetings of shareholders of the Company and the depositors of Keystone to be held pursuant to Section 5.2 of this Agreement (the "Company Proxy Statement" and the "Keystone Proxy Statement," respectively) under the Securities Act and the Exchange Act, as applicable. Each of the Holding Company, Keystone and the Company shall use its reasonable best efforts to have the Form S-1 declared effective under the Securities Act, the Company Proxy Statement approved for mailing in definitive form under the Exchange Act and the Keystone Proxy Statement approved or not objected to under the Banking Law and the regulations of the FDIC as promptly as practicable after such filings and the receipt of non-objection or approval, as the case may be, of the Application for Conversion by the FDIC and the Department, and thereafter the Company shall promptly mail to its shareholders the Company Proxy Statement and Prospectus and Keystone shall promptly mail, or in the case of the Prospectus make available, to its depositors the Keystone Proxy Statement and the Prospectus. The Holding Company also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Holding Company Common Stock in connection with the Merger and the Conversion. The Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any of the foregoing actions. In the event that the Company has issued any securities, through its employee benefits plans or otherwise, in any offering which should have been registered or qualified under Federal or state securities laws which were not so registered or qualified, the Company shall promptly take such action as the parties hereto mutually agree in order to eliminate, reduce or mitigate, to the extent possible, any contingent or other liability which the Company may have as a result of such offering.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Conversion, the Merger and the Bank Merger). Keystone and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) Keystone and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors and officers and shareholders of the Company and such other matters as may be reasonably necessary or advisable in connection with the Form S-1 or any other statement, filing, notice or application made by or on behalf of Keystone, the Holding Company, the Company or the Bank to any Governmental Entity in connection with the Conversion, the Merger, the Bank Merger and the other transactions contemplated hereby.

     (d) Keystone and the Company shall promptly furnish each other with copies of written communications received by Keystone or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality
         ---------------------------------

     (a) Each party shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each party and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall either destroy or return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish was already in its possession prior to the disclosure thereof by the party furnishing the information;

(y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases
         --------------

     Keystone and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following prior notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties
         -----------------------

     (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the other Party, each Party shall carry on their respective businesses in the ordinary course consistent with past practice. During such period, each Party also will use, and will cause each of is subsidiaries to use, all reasonable efforts to (x) preserve its business organization intact, (y) keep available to itself and the other Party the present services of its respective employees and (z) preserve for itself and the other Party the goodwill of its respective customers and others with whom business relationships exist. Without limiting the generality of the foregoing, except as Previously Disclosed or with the prior written consent of the other Party hereto, between the date hereof and the Effective Time, the Parties shall not, and shall cause each of their respective Subsidiaries not to:

               (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.19 per share and except, in the event the Effective Time occurs more than 45 days after the commencement of any calendar quarter but prior to the normal dividend payment date for such calendar quarter, a pro rata cash dividend based on the Company's normal quarterly cash dividend rate; provided, however, that nothing contained herein shall be deemed to affect the ability of a Company Subsidiary to pay dividends on its capital stock to the Company;

               (ii) issue any shares of its capital stock, other than upon exercise of the Company Options referred to in Section 3.1 hereof, or issue, grant, modify or authorize any Rights; purchase any shares of Company Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

               (iii) amend its Articles of Incorporation, Articles of Association, Bylaws or similar organizational documents; impose, or suffer the imposition, on any share of stock or other ownership interest held by a Party in a Party Subsidiary of any lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

               (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to Previously Disclosed commitments existing on the date hereof, (ii) as may be required by law and (iii) merit increases in accordance with past practices, normal cost-of-living increases and normal increases related to promotions or increased job responsibilities;

               (v) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any of the Company's or Keystone's Pension Plans or the Company's ESOP (other than as required by law or regulation or in a manner and amount consistent with past practices) and except as specifically provided herein;

               (vi) enter into (w) any transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Party or a Party Subsidiary or guarantee by a Party or any Party Subsidiary of any such obligation, except in the case of the Bank or Keystone for deposits, FHLB advances, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment, provided that the Company, the Bank and Keystone may employ an employee or consultant in the ordinary course of business if the employment of such employee or consultant is terminable by the Company, the Bank or Keystone, as the case may be, at will without liability, other than as required by law; or (z) any contract, agreement or understanding with a labor union;

               (vii) change its method of accounting in effect for the year ended December 31, 2001, except as required by changes in laws or regulations or generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

               (viii) make any capital expenditures in excess of $75,000 individually or $150,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair; or enter into any new lease of real property or any new lease of personal property providing for annual payments exceeding $50,000;

               (ix) file any applications or make any contract with respect to branching or site location or relocation;

               (x) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, except for investments in marketable equity securities in the ordinary course of business and not exceeding 5% of the outstanding shares of any class;

               (xi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

               (xii) change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

               (xiii) take any action that would prevent or impede the Merger or the Conversion from qualifying as a reorganization within the meaning of Section 368 of the Code;

               (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

               (xv) take any action that would result in any of the representations and warranties contained in this Agreement not to be true and correct in any material respect at the Effective Time or that would cause any of the conditions of Sections 6.1, 6.2 or 6.3 hereof not to be satisfied;

               (xvi) materially increase or decrease the rate of interest paid on time deposits, or certificates of deposit, except in a manner and pursuant to policies consistent with past practices, or

               (xvii) agree to do any of the foregoing.

     (b) Each of the Company and Keystone shall promptly notify the other Party in writing of the occurrence of any matter or event known to and directly involving it or any of its Subsidiaries, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on it.

5.7      Certain Actions
         ---------------

     (a) The Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal. The Company further agrees that neither the Company nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Board of Directors of the Company from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors of the Company receives from the Person so requesting such information an executed confidentiality agreement the terms of which are substantially identical to those of the confidentiality agreement entered into by the Company and Keystone dated December 31, 2002; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Company in compliance with this Section 5.7 and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a "Superior Proposal." The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Keystone immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its representatives.

     (b) In the event that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and upon advice from outside counsel, that it has received a Superior Proposal, it shall notify Keystone in writing of its intent to terminate this Agreement and concurrently with or after such termination cause the Company to enter into an acquisition agreement with respect to, or recommend acceptance of, the Superior Proposal. Such notice shall specify all of the terms and conditions of such Superior Proposal and identify the Person making such Superior Proposal. Keystone shall have five business days to evaluate and respond to the Company's notice. If Keystone notifies the Company in writing prior to the expiration of the five business day period provided above that it shall increase the Merger Consideration to an amount at least equal to that of such Superior Proposal (the "Keystone Proposal"), then the Company shall not be permitted to enter into an acquisition agreement with respect to, or permit its Board to recommend acceptance to its shareholders of, such Superior Proposal. Such notice by Keystone shall specify the new Merger Consideration. The Company shall have five business days to evaluate the Keystone Proposal.

     (c) In the event the Superior Proposal involves consideration to the Company's shareholders consisting of securities, in whole or in part, a Keystone Proposal shall be deemed to be at least equal to the Superior Proposal, if the Keystone Proposal offers Merger Consideration that equals or exceeds the consideration being offered to the Company's shareholders in the Superior Proposal valuing any securities forming a part of the Superior Proposal at its cash equivalent based upon (a) the average trading price of such securities for the 20 trading days immediately preceding the date of the Keystone Proposal or
(b) the written valuation of such securities by a nationally recognized investment banking firm selected if such securities are not traded on a nationally recognized exchange or will be newly issued securities that are not of a class then trading on a nationally recognized exchange. Any written valuation shall be attached as an exhibit to the Keystone Proposal.

     (d) In the event that the Board of the Company determines in good faith, upon the advice of its financial advisor and outside counsel, that the Keystone Proposal is not at least equal to the Superior Proposal, the Company can terminate this Agreement in order to execute an acquisition agreement with respect to, or to allow its Board to adopt a resolution recommending acceptance to the Company's shareholders of, the Superior Proposal as provided in Section 7.1(h).

5.8      Current Information
         -------------------

     During the period from the date of this Agreement to the Effective Time, each of Keystone and the Company shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement, the Company will deliver to Keystone its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after December 31, 2002, the Company will deliver to Keystone its Annual Report on Form 10-K for 2002. As soon as reasonably available, but in no event more than 90 days after December 31, 2002, Keystone will deliver to the Company audited statements of condition (including related notes and schedules, if any) of Keystone as of December 31, 2002 and 2001 and statements of income, changes in retained income and cash flows (including related notes and schedules, if any) of Keystone for each of the years in the three-year period ended December 31, 2002. Keystone also will deliver to the Company each Call Report report filed by Keystone with the FDIC concurrently with the filing of such call report. Within 25 days after the end of each month, the Company and Keystone will deliver to the other party an unaudited consolidated statement of condition and an unaudited consolidated statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.9      Indemnification; Insurance
         --------------------------

     (a) From and after the Effective Time, the Holding Company (the "Indemnifying Party") shall provide indemnification to any present or former director, officer or employee of the Company and each Company Subsidiary, in each case determined as of the Effective Time (the "Indemnified Parties"), with respect to any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether, civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, if first asserted or claimed prior to the date hereof and Previously Disclosed, if first asserted or claimed between the date hereof and the Effective Time and disclosed pursuant to Section
5.16 hereof or if first asserted or claimed after the Effective Time, to the fullest extent, if any, that such Indemnified Party would have been entitled to indemnification by the Company or any Company Subsidiary under the Articles of Incorporation, Articles of Association or Bylaws of the Company or any Company Subsidiary as Previously Disclosed, provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim, and provided, further, that nothing contained herein shall extend or be deemed a waiver of any applicable statute of limitations in respect of any claim or claim for indemnification. Without limiting the foregoing, all limitations of liability existing in favor of the Indemnified Parties in the Articles of Incorporation, Articles of Association or Bylaws of the Company or any Company Subsidiary, arising out of matters existing or occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect.

     (b) Any Indemnified Party wishing to claim indemnification under Section 5.9(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest) in accordance with the obligations set forth in
Section 5.9(a) hereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, and (iv) the Indemnifying Party shall have no obligation hereunder in the event a federal banking agency or a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) The Holding Company shall maintain the Company's existing directors' and officers' liability insurance policy (or purchase an insurance policy providing coverage on substantially the same terms and conditions) for acts or omissions occurring prior to the Effective Time by persons who are currently covered by such insurance policy maintained by the Company and the Company Subsidiaries for a period of six years following the Effective Time, provided, however, that in no event shall the Holding Company be required to expend on an annual basis more than 150% of the amount paid by the Company and the Company Subsidiaries as of the date hereof for such insurance coverage (the "Insurance Amount") to maintain or procure such insurance coverage, and further provided that if the Holding Company is unable to maintain or obtain the insurance called for hereby, the Holding Company shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount. At the request of the Holding Company, the Company shall use reasonable efforts to procure the insurance coverage referred to in the preceding sentence prior to the Effective Time.

     (d) In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this
Section 5.9, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby and the heirs and estates thereof.

5.10     Directors and Executive Officers
         --------------------------------

     (a) On or prior to the Effective Time, each of Keystone and the Holding Company agrees to take all action necessary to increase the size of their respective Boards of Directors to 15 members, nine of whom shall be selected by Keystone directors and six of whom shall be selected by the Company. Furthermore, each of Keystone and the Holding Company shall take all action to appoint or elect, effective as of the Effective Time such persons in the classes as set forth below.


                Class I                                Class II                             Class III
-------------------------------------   ------------------------------------   ---------------------------------
        (Term expiring in 2004)                (Term expiring in 2005)               (Term expiring in 2006)


         R. Chadwick Paul, Jr.                   John A. Mountain                        Jeffrey P. Feather
            Kenneth R. Smith                     Robert R. Scholl                        Michael J. Gausling
          R. Charles Stehly                     Richard L. Strain                          Donna D. Holton
            Scott V. Fainor                    Daniel B. Mulholland                      Maria Zumas Thulin
          Christian F. Martin                   Charles J. Peischl                      Richard Stevens, III


     (b) On or prior to the Effective Time, each of Keystone and the Holding Company agrees to take all action necessary to elect Jeffrey P. Feather as Chairman of the Board, Scott V. Fainor as the President and Chief Executive Officer and Eugene T. Sobol as the Senior Executive Vice President and Chief Operating Officer of Keystone and the Holding Company.

5.11     Employees and Employee Benefit Plans
         ------------------------------------

     (a) All employees of the Company, the Bank or any other Company Subsidiary as of the Effective Time (collectively, "Company Employees") shall become employees of the Holding Company or a Holding Company Subsidiary as of the Effective Time, provided that, other than as provided by Section 5.11(g) hereof, the Holding Company or a Holding Company Subsidiary shall have no obligation to continue the employment of any such person and nothing contained in this Agreement shall give any employee of the Holding Company or a Holding Company Subsidiary a right to continuing employment with the Holding Company or a Holding Company Subsidiary after the Effective Time. To the extent that the Holding Company or a Holding Company Subsidiary terminates the employment of any Company, Bank or Keystone Employee (other than those employees, if any, who receive payments pursuant to Section 5.11(d) hereof), other than for cause, within six months following the Effective Time, the Holding Company shall, or shall cause a Holding Company Subsidiary to, provide severance benefits in a cash amount as mutually agreed to by Keystone and the Company, provided, however that in no event shall the Holding Company or a Holding Company Subsidiary have any obligation to provide severance benefits to any Company Employee whose termination of employment occurs due to resignation or discharge for cause or who is entitled to severance benefits or the equivalent thereof under the terms of an individual contract with the Company or the Bank.

     (b) With the exception of those individuals who are expected to enter into new employment agreements pursuant to Section 5.11(g) hereof, each Company Employee who remains employed by the Holding Company or a Holding Company Subsidiary following the Effective Time (each, a "Continuing Employee") shall be entitled to participate in (i) such of the employee benefit plans, deferred compensation arrangements, bonus or incentive plans and other compensation and benefit plans that the Holding Company or a Holding Company Subsidiary may continue for the benefit of Continuing Employees following the Effective Time and (ii) whatever employee benefit plans and other compensation and benefit plans (other than any stock option or restricted stock grant plan implemented by the Holding Company) that the Holding Company or a Holding Company Subsidiary may maintain for the benefit of its similarly situated employees on an equitably equivalent basis, if such Continuing Employee is not otherwise then participating in a similar plan described in Section 5.11(c) hereof. The parties hereto acknowledge that Continuing Employees shall be eligible to participate in the stock option plan implemented by the Holding Company within one year subsequent to the Effective Time ("New Option Plan") (subject to receipt of necessary corporate, regulatory and stockholder approval) based upon the same criteria as other employees of Keystone or the Holding Company and the level of grants shall give due regard to, among other factors, relative levels of title, duties, salary and other compensation and benefits.

     (c) (i) At the Effective Time, the Holding Company or a Holding Company Subsidiary shall become the plan sponsor of each Company Employee Plan. The Company agrees to take or cause to be taken such actions as the Holding Company or a Holding Company Subsidiary may reasonably request to give effect to such assumption. The Holding Company or a Holding Company Subsidiary shall have the right and power at any time following the Effective Time to amend or terminate or cease benefit accruals under any Company Employee Plan or cause it to be merged with or its assets and liabilities to be transferred to a similar plan maintained by it.

         (ii) For purposes of its employee benefit plans, the Holding Company and a Holding Company Subsidiary shall treat Continuing Employees as new employees, but shall amend its plans to provide credit for purposes of vesting and eligibility to participate (but not for benefit accrual), for each Continuing Employee's service with the Company, the Bank and any other Subsidiary of the Company to the extent that such service was recognized for similar purposes under the Company Employee Plans immediately prior to the Effective Time. Continuing Employees and their covered dependents will not be deprived of any partial or complete coverage under any employee benefit plan of the Holding Company or a Holding Company Subsidiary (which provides the type of benefits similar to benefits under any Company Employee Plan) because of any waiting period or pre-existing condition or previous medical treatments, except to the extent that such pre-existing condition or previous medical treatments were excluded from coverage under a Company Employee Plan, in which case this
Section 5.11(c)(ii) shall not require coverage for such pre-existing condition or previous medical treatments to the same extent such coverage was excluded under a Company Employee Plan. To the extent that the initial period of coverage for Continuing Employees under any employee benefit plan of the Holding Company or a Holding Company Subsidiary that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA overlaps with the 12 months coverage period of an applicable Company Employee Plan, Continuing Employees shall be given credit during the initial period of coverage for any deductibles and coinsurance payments made by Continuing Employees under any Company Employee Plan during any partial period.

     (d) At and following the Effective Time, Keystone shall honor, and the Holding Company shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company and the Bank existing as of the Effective Time, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed. Keystone acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company and the Bank.

    (e) The ESOP shall be terminated effective as of the Effective Time. As soon as practicable after the Effective Time (but not prior to the publication of financial results covering at least 30 days of combined operations after the Merger), the trustees of the ESOP shall, if necessary, convert to cash a portion of the Holding Company Common Stock received by the ESOP in the Merger with respect to unallocated Company Common Stock in order to repay the entire outstanding balances of the ESOP loans in accordance with ERISA, the rules and regulations promulgated thereunder, the Code, the rules, regulations promulgated thereunder, and any precedential rulings issued by the Internal Revenue Service ("IRS"). As soon as practicable after the retirement of the ESOP loans (but not later than 90 days after the publication of financial results covering at least 30 days of combined operations after the Merger), the trustees of the ESOP shall allocate the remaining Holding Company Common Stock received by the ESOP in the Merger with respect to unallocated shares of Company Common Stock to the accounts of all ESOP participants (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balance of such participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP except as restricted by applicable law. The Company and/or Keystone and the Holding Company shall exercise best efforts to implement procedures that will assure the full allocation of the remaining suspense account to such participants or their beneficiaries. Upon the election of any participant, his or her benefit that constitutes an "eligible rollover distribution" (as defined in Section 402(f)(2)(A) of the Code) under the ESOP may (i) in the sole discretion of Keystone and the Holding Company, be rolled over to any qualified Keystone or Holding Company (or any Subsidiary thereof) benefit plan, other than an employee stock ownership plan of the Holding Company or Keystone, or (ii) be rolled over to any individual retirement account and, provided further, that any such distribution shall not occur until receipt of a favorable termination ruling from the IRS.

     The foregoing actions relating to termination of the ESOP will be adopted conditioned upon the consummation of the Merger and upon receiving (i) a favorable determination letter from the IRS with regard to the continued qualification of the ESOP after any required amendments necessary to implement the actions thereof set forth above and (ii) the receipt of a favorable termination letter as to the termination of the ESOP. The Company, the Bank, and the Holding Company will cooperate in submitting appropriate requests for any such determination and termination letters to the IRS and will use their best efforts to seek the issuance of such letters as soon as practicable following the date hereof. The Bank and the Holding Company will adopt such additional amendments to the ESOP as may be reasonably required by the IRS as a condition to granting such favorable determination and termination letters provided that such amendments do not substantially change the terms outlined herein or would result in a material adverse change in the business, operations, assets, financial condition or prospects of the Company or the Bank or result in an additional material liability to the Holding Company or Keystone.

     (g) Concurrently with the execution of this Agreement by Keystone and the Company, Keystone shall enter into employment agreements with Messrs. Scott V. Fainor and Eugene T. Sobol in the forms attached hereto as Appendices E and F, respectively. Upon execution of the Accession Agreement (as hereinafter defined) by the Holding Company, it shall join in the employment agreements with Messrs. Fainor and Sobol.

5.12     Bank Merger
         -----------

     Keystone, the Holding Company and the Company shall take, and the Company shall cause the Bank to take, all necessary and appropriate actions, including causing the Bank and Keystone to enter into a merger agreement (the "Bank Merger Agreement"), to cause the Bank to merge with and into Keystone (the "Bank Merger") immediately after the Effective Time in accordance with the requirements of all applicable laws of the Commonwealth of Pennsylvania and regulations of the Department thereunder. Keystone shall be the surviving corporation in the Bank Merger (the "Surviving Bank"), and shall continue its corporate existence under the laws of the Commonwealth of Pennsylvania as a wholly-owned subsidiary of the Holding Company. The name of the Surviving Bank shall be "Keystone Nazareth Bank & Trust Company." The directors and executive officers of the Surviving Bank upon consummation of the Bank Merger shall be the directors and executive officers of Keystone immediately prior to the consummation of the Bank Merger, except as provided in Section 5.10 of this Agreement. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease.

5.13     Organization of the Holding Company
         -----------------------------------

     Prior to the Effective Time, Keystone shall cause the Holding Company to be organized under the BCL. Following the organization of the Holding Company and prior to the Effective Time, the Board of Directors shall approve this Agreement and the transactions contemplated hereby, and Keystone shall cause the Holding Company to execute and deliver an appropriate instrument of accession to this Agreement in the form attached hereto as Appendix G ("Accession Agreement"), whereupon the Holding Company shall become a party to, and be bound by, this Agreement.

5.14     Shareholder and Depositor Agreements
         ------------------------------------

     Shareholder Agreements, in the form attached as Appendix A hereto, shall have been executed and delivered by each director of the Company and the Bank in connection with the Company's execution and delivery of this Agreement. Furthermore, the Company shall use its reasonable best efforts to cause such person who is a Company Affiliate to execute and deliver to the Holding Company within 60 days of the date hereof an agreement in the form of Appendix H hereto. In addition, the Depositor Agreements, in the form attached as Appendix B hereto, shall have been executed and delivered by each director of Keystone in connection with Keystone's execution and delivery of this Agreement.

5.15     Integration of Policies
         -----------------------

     During the period from the date of this Agreement to the Effective Time, the Company and the Bank shall, and shall cause their directors, officers and employees to, cooperate and assist Keystone in the formulation of a plan of integration for Keystone and the Company and the Bank with respect to their combined operations subsequent to the Effective Time.

5.16     Disclosure Supplements
         ----------------------

     From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.17     Failure to Fulfill Conditions
         -----------------------------

     In the event that either of the Parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated may not be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party. Each Party will promptly inform the other party of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger, the Conversion or any of the other transactions contemplated hereby by any Governmental Entity or third party or which would otherwise prevent or materially delay consummation of such transactions.

5.18     Section 16 Matters.
         -------------------

     Prior to the Effective Time, the Holding Company and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Holding Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1      Conditions Precedent - Keystone and the Company
         -----------------------------------------------

     The respective obligations of Keystone and the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been duly and validly taken by Keystone, the Holding Company, and the Company, including without limitation approval of this Agreement by the requisite vote of the shareholders of the Company.

         (b) All approvals and consents from any Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and Keystone, the Holding Company, the Company and the Bank shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger and the other transactions contemplated hereby and the failure of which to obtain would have the effects set forth in the following proviso clause; provided, however, that no approval or consent referred to in this Section 6.1(b) shall be deemed to have been received if it shall include any condition or requirement that, individually or in the aggregate, would so materially reduce the economic or business benefits of the transactions contemplated by this Agreement to Keystone that had such condition or requirement been known, Keystone, in its reasonable judgment, would not have entered into this Agreement.

         (c) None of Keystone, the Holding Company, the Company or the Bank shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the other transactions contemplated hereby.

         (d) The Form S-1 shall have become effective under the Securities Act, and Keystone shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Holding Company Common Stock in connection with the Merger, and neither the Form S-1 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of Holding Company Common Stock to be issued in connection with the Merger and the Conversion shall have been approved for listing on the Nasdaq Stock Market's National Market. In addition, Keystone and the Holding Company shall use their reasonable best efforts to have the trading symbol of the Holding Company Common Stock be "KNBT" or such other available symbol mutually agreed to by the Parties and the Holding Company.

         (f) Each of Keystone and the Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., in form and substance reasonably satisfactory to both the Company and Keystone, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as constituting a reorganization within the meaning of Section 368(a) of the Code. If such legal counsel does not render such opinion, this condition may be satisfied if Grant Thornton LLP, independent auditors of Keystone and the Company, renders such opinion, relying on such facts, representations and assumptions. In rendering such opinion, such counsel or auditors may require and rely upon representations and covenants, including those contained in certificates of officers of Keystone, the Company and others, reasonably satisfactory in form and substance to such counsel.

         (g) The Conversion shall have been consummated.

6.2      Conditions Precedent - The Company
         ----------------------------------

     The obligations of the Company to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to Section 7.4 hereof.

         (a) The representations and warranties of Keystone set forth in Article IV hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the first sentence of Section 4.13, any inaccuracies in the representations and warranties of Keystone shall not prevent the satisfaction of the condition contained in this Section 6.2(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on Keystone. In applying the preceding sentence, the determination of whether a representation and warranty of Keystone is inaccurate shall be made without regard to any language in Article IV which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) Keystone shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by it pursuant to this Agreement on or prior to the Effective Time.

         (c) Keystone shall have delivered to the Company a certificate, dated the date of the Closing and signed by its Chairman and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) Keystone shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to Keystone as the Company may reasonably request.

6.3      Conditions Precedent - Keystone
         -------------------------------

     The obligations of Keystone to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by Keystone pursuant to Section 7.4 hereof.

         (a) The representations and warranties of the Company set forth in
Article III hereof shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, or on the date when made in the case of a representation and warranty which specifically relates to an earlier date. Notwithstanding the preceding sentence, except for the representations and warranties contained in the second and fourth sentences of Section 3.1 and the first sentence of Section 3.13, any inaccuracies in the representations and warranties of the Company shall not prevent the satisfaction of the condition contained in this Section 6.3(a) unless the cumulative effect of all such inaccuracies, taken in the aggregate, represent a Material Adverse Effect on the Company. In applying the preceding sentence, the determination of whether a representation and warranty of the Company is inaccurate shall be made without regard to any language in
Article III which would otherwise qualify such representation and warranty individually by reference to materiality or a Material Adverse Effect.

         (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) The Company shall have delivered to Keystone a certificate, dated the date of the Closing and signed by its President and Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) No proceeding initiated by any Governmental Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby shall be pending.

         (e) The Company shall have furnished Keystone with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as Keystone may reasonably request.



                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination
         -----------

     This Agreement may be terminated:

     (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

     (b) at any time on or prior to the Effective Time, by Keystone in writing if the Company has, or by the Company in writing if Keystone has, in any material respect, breached (i) any material covenant or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach would have a Material Adverse Effect on the party and has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

     (c) at any time, by either Keystone or the Company in writing, (i) if any application for prior approval of a Governmental Entity which is necessary to consummate the Merger, the Conversion or the other transactions contemplated hereby is denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such approval, unless within the 25-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 7(c)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein, or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the Merger, the Conversion or the other transactions contemplated by this Agreement;

     (d) at any time, by either Keystone or the Company in writing, if (i) the shareholders of the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof) or (ii) the depositors of Keystone do not approve the Conversion after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless in either case the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time; and

     (e) by either Keystone or the Company in writing if the Effective Time has not occurred by the close of business on March 31, 2004, of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated by such date.

     (f) At any time prior to the Company Meeting, by Keystone if (i) the Company shall have breached Section 5.7, (ii) the Company Board shall have failed to make its recommendation referred to in Section 5.2(a), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Keystone or (iii) the Company shall have materially breached its obligations under Section 5.2(a) by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 5.2(a).

     (g) By Keystone if a tender offer or exchange offer for 20% or more of the outstanding shares of Company Common Stock is commenced (other than by Keystone or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the ten-Business Day period specified in Rule 14e-2(a) under the Exchange Act.

     (h) At any time prior to the Company Meeting, by the Company in order to concurrently enter into an acquisition agreement or similar agreement (each, an "Acquisition Agreement") with respect to a Superior Proposal which has been received and considered by the Company and the Company Board in compliance with
Section 5.7 hereof, provided, however, that this Agreement may be terminated by the Company pursuant to this Section 7.1(h) only after the fifth Business Day following Keystone's receipt of written notice from the Company in accordance with Section 5.7(b) advising Keystone that the Company is prepared to enter into an Acquisition Agreement with respect to a Superior Proposal, and only if, during such five-Business Day period, Keystone does not, in its sole discretion, make an offer to the Company that the Company Board determines in good faith, after consultation with its financial and legal advisors, is at least equal to the Superior Proposal.

     (i) At any time prior to the Depositor Meeting, by the Company if (i) the Keystone Board shall have failed to make its recommendation referred to in
Section 5.2(b), withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of the Company or (ii) Keystone shall have materially breached its obligations under
Section 5.2(b) by failing to call, give notice of, convene and hold the Depositor Meeting in accordance with Section 5.2(b).

     For purposes of this Section 7.1, termination by Keystone also shall be deemed to be a termination on behalf of the Holding Company.

7.2      Effect of Termination
         ---------------------

     In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality set forth in Section 5.4(b) and expenses and the termination fees set forth in Section 8.1, and this Section 7.2, shall survive any such termination and (ii) a termination pursuant to Section 7.1(b),
(c), (d), (e), (f), (g) or (h) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants
         -----------------------------------------------------

     All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.9, 5.10, 5.11 and 5.12 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive Keystone or the Company (or any director, officer or controlling person of either thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Keystone or the Company.

7.4      Waiver
         ------

     Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement
         -----------------------

     This Agreement may be amended or supplemented at any time by mutual agreement of the parties hereto, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by or under the direction of their respective Boards of Directors.

                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses; Termination Fees
         --------------------------

     (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, provided that notwithstanding anything to the contrary contained in this Agreement, neither Keystone nor the Company shall be released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     (b) In recognition of the efforts, expenses and other opportunities foregone by Keystone while structuring and pursuing the Merger, the parties hereto agree that the Company shall pay to Keystone a termination fee of $4.0 million (the "Termination Fee") in the manner set forth below if:

               (i) this Agreement is terminated by Keystone pursuant to Section 7.1(f) or (g);

               (ii) this Agreement is terminated by (A) Keystone pursuant to
          Section 7.1(b), (B) by either Keystone or the Company pursuant to
          Section 7.1(e), or (C) by either Keystone or the Company pursuant to
          Section 7.1(d)(i) (other than by reason of any breach by Keystone or the Company, respectively), and in the case of any termination pursuant to clause (A), (B) or (C) an Acquisition Proposal shall have been publicly announced or otherwise communicated or made known to the senior management of the Company or the Board of Directors of the Company (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make an Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the shareholders of the Company contemplated by this Agreement at the Company Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

               (iii) this Agreement is terminated by the Company pursuant to
          Section 7.1(h).

     In the event the Termination Fee shall become payable pursuant to Section 8.1(b)(i) or (ii), (x) the Company shall pay to Keystone an amount equal to $1.5 million on the first Business Day following termination of this Agreement, and
(y) if within 24 months after such termination the Company or a Subsidiary of the Company enters into any agreement with respect to, or consummates, any Acquisition Transaction, the Company shall pay to Keystone the Termination Fee (net of any payment made pursuant to clause (x) above) on the date of execution of such agreement or consummation of the Acquisition Transaction. In the event the Termination Fee shall become payable pursuant to
Section 8.1(b)(iii), the Company shall pay to Keystone the entire Termination Fee within two Business Days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 8.1(b) shall be paid by wire transfer of immediately available funds to an account designated by Keystone.

     (c) The Company and Keystone agree that the agreements contained in paragraphs (b) and (d) of this Section 8.1 are an integral part of the transactions contemplated by this Agreement, that without such agreement either Party would not have entered into this Agreement and that such amounts do not constitute a penalty or liquidated damages in the event of a breach of this Agreement by either Party. If either Party fails to pay the other Party hereto the amounts due thereto under paragraphs (b) and (d) above, as the case may be, within the time periods specified therein, such Party shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other Party in connection with any action in which the other Party prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

     (d) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(c), 7.1(d)(ii) or 7.1(i), then Keystone shall pay to the Company, within five business days of such termination, a termination fee of $1.0 million plus the documented out-of pocket expenses incurred by the Company in connection with the transactions contemplated by this Agreement not to exceed $1.0 million in the aggregate; provided, however, that Keystone shall not be required to pay the termination fee or to reimburse the Company for such expenses if at the time of such termination the Company had materially breached its representations, warranties or covenants or if the failure to obtain such approvals, waivers or authorizations of any Governmental Entity resulted as a consequence of facts or circumstances relating to the Company or its Subsidiaries.

8.2      Entire Agreement
         ----------------

     This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.9, 5.10 and 5.11 hereof.

8.3      No Assignment
         -------------

     None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices
         -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to Keystone:

                  Keystone Savings Bank
                  Route 512 and Highland Avenue
                  Bethlehem, Pennsylvania 18017
                  Attn:    Jeffrey P. Feather
                           Chairman
                  Fax:     (610) 861-5000

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, DC  20005
                  Attn:    Raymond A. Tiernan, Esq. or Philip R. Bevan, Esq.
                  Fax:     (202) 347-2172

         If to the Company:

                  First Colonial Group, Inc.
                  76 South Main Street
                  Nazareth, Pennsylvania 18064
                  Attn:    Scott V. Fainor
                           President and Chief Executive Officer
                  Fax:     (610) 746-7300

         With a required copy to:

                  Blank Rome LLP
                  One Logan Square
                  Philadelphia, Pennsylvania 19103
                  Attn:  Lawrence J. Wiseman, Esq.
                  Fax:   (215) 569-5549

8.5      Alternative Structure
         ---------------------

     Notwithstanding any provision of this Agreement to the contrary, Keystone may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company set forth herein, provided that (i) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving shares of Company Common Stock (ii) consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any other condition to the obligations of Keystone set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation
         --------------

     The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts
         ------------

     This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law
         -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and entirely to be performed within such jurisdiction. Any dispute arising hereunder shall be brought before a court located in the Commonwealth of Pennsylvania. Each of the Parties hereto waives all rights to a trial by jury in any action, proceeding or counteraction related to or arising out of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                               KEYSTONE SAVINGS BANK
Attest:



/s/  Michele A. Linsky                         By:/s/  Jeffrey P. Feather
----------------------------------                ------------------------------
Name:    Michele A. Linsky                     Name:    Jeffrey P. Feather
Title:   Corporate Secretary                   Title:   Chairman of the Board


                                               FIRST COLONIAL GROUP, INC

Attest:



/s/Joy Betz                                    By: /s/ Scott V. Fainor
----------------------------------                ------------------------------
Name:    Joy Betz                                 Name: Scott V. Fainor
Title:   Corporate Secretary                      Title: President and Chief
                                                         Executive Officer